Exhibit 99.1
Energy West, Incorporated Receives Nasdaq Letter of Reprimand
Great Falls, Mont., March 4, 2009, Energy West, Incorporated (NASDAQ: EWST) today announced that it received a letter of reprimand from the Staff of the Listing Qualifications of the Nasdaq Stock Market for failure to comply with the requirement of Marketplace Rule 4350(c)(3) that executive compensation must be determined or recommended by either a majority of the independent directors or a committee comprised solely of independent directors (the “Rule”).
On November 12, 2007, Richard M. Osborne, the Company’s chairman of the board and a member of the compensation committee, was appointed Chief Executive Officer. As a result, Mr. Osborne was no longer eligible to serve on the compensation committee because as an executive officer of the Company, he was no longer independent under the marketplace rules of Nasdaq. Promptly after the Staff notified the Company of this deficiency, Mr. Osborne resigned from the compensation committee and an existing independent director was appointed to the committee.
In reaching its determination to issue the letter of reprimand, the Staff considered that the Company “had not demonstrated a pattern of non-compliance.” The Staff also observed that “once this compliance issue was brought to the Company’s attention, it was cured in a prompt and effective manner” and that “based on discussions with the Company, Staff believes that he Company inadvertently violated the Marketplace Rules.” Because the Company has established a compensation committee in conformity with the Rule, the Staff closed the matter upon the issuance of the letter of reprimand.
About Energy West
Energy West, Incorporated distributes and sells natural gas to end-use residential, commercial, and industrial customers. It distributes approximately 23 billion cubic feet of natural gas to approximately 36,000 customers through regulated utilities operating in Montana, Wyoming, North Carolina and Maine. The Company markets approximately 1.6 billion cubic feet of natural gas to commercial and industrial customers in Montana and Wyoming on an unregulated basis. The Company also has a majority ownership interest in 162 natural gas producing wells and gas gathering assets. In addition, the Company owns the Shoshone interstate and the Glacier gathering pipelines located in Montana and Wyoming. The Company’s Montana public utility was originally incorporated in 1909 and is headquartered in Great Falls, Montana.
Safe Harbor Regarding Forward-Looking Statements
Certain statements made in this press release are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company’s business generally include but are not limited to: the Company’s continued ability to make dividend payments; the Company’s ability to implement its business plan; fluctuating energy commodity prices; the possibility that regulators may not permit the Company to pass through all of its increased costs to its customers; changes in the utility regulatory environment; wholesale and retail competition; weather conditions; litigation risks; risks associated with contracts accounted for as derivatives and various other matters, many of which are beyond the Company’s control; the risk factors and cautionary statements made in the Company’s public filings with the Securities and Exchange Commission and other factors that the Company is currently unable to identify or quantify, but may exist in the future. The Company expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.
For additional information about the Company, please contact: Kevin J. Degenstein, President and Chief Operating Officer.
The Company’s toll-free number is (800) 570-5688. The Company’s address is 1 First Avenue South, Great Falls, Montana 59401 and its website is www.ewst.com.